Services Agreement

This Services Agreement (this "Agreement") is made and entered into as of August 17, 2004, by and between GammaCan Ltd., an Israeli company, with offices at 36 Dinur St. Kfar Saba, Israel ("Company") and Yehuda Shoenfeld, I.D., 008303851 of 26 Sapir St. Ramat Gan ("Consultant").

Whereas, the Company desires to retain certain services from Consultant, and Consultant desires to provide such services to Company;

Now, therefore, in consideration of their respective undertakings herein contained, and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Services

1.1 Beginning on September 1, 2004 (the "Commencement Date"), Consultant is engaged by Company to provide Company with certain management and advisory services as the Chief Scientist of the Company with respect to the Company's activities, as they may be from time to time (the "Services"). The scope of the Services shall be determined from time to time by the Board of Directors of Company.

1.2 Subject to his obligations as an employee of the Tel-Hashomer hospital, Consultant shall devote substantially all of his available working time, know-how, energy, expertise, talent, experience and best efforts to the business and affairs of the Company and to the provision of the Services hereunder.

1.3 Consultant shall utilize the highest professional skill, diligence, ethics and care to ensure that all Services are performed to the full satisfaction of Company and to provide the expertise required in connection with such Services. Consultant shall furnish Company with such reports concerning Consultant's activities as Company may request from time to time.

1.4 Consultant represents and warrants, that the execution and delivery of this Agreement and the fulfillment of all its terms: (I) will not constitute a default under or conflict with any agreement or other instrument to which Consultant is a party to or by which it is bound; and (ii) do not require the consent of any person or entity.

2. Compensation and Reimbursement

2.1 Company shall pay Consultant, as full compensation for the provision of all Services hereunder, a monthly fee equal initially to NIS 22,685 (the "Fee"), linked to the representative exchange rate of the US$, payable not later than 9 days from the end of each month for the Services rendered in the preceding month, against a valid invoice furnished by Consultant to Company. The Company shall add V.A.T. to all Fee payments, as required under applicable law, against receipt of an invoice.

2.2 The Company shall reimburse Consultant for out of pocket expenses incurred in connection with the performance of its duties under this Agreement, only if the same has been approved in advance and in writing by the Company. As a condition to reimbursement, Consultant shall provide Company with all invoices, receipts and other evidence of expenditure as may be reasonably required by Company from time to time.

2.3 The Fee constitutes the full and final consideration for the Services, and Consultant shall not be entitled to any additional consideration, of any form, for the Services. By signing this Agreement, Consultant acknowledges and agrees that as a service provider to Company he is not entitled to receive from Company any social benefits (including without limitation, paid vacation days, paid sick leave, severance payments, pension funds, etc.).

3. Term; Termination

3.1 This Agreement shall be in force and effect as of the Commencement Date and shall continue until terminated by either party at will, without any reason or explanation, upon a prior written notice of 30 days.

3.2 Notwithstanding the aforesaid, either party shall be entitled to terminate this Agreement without advance notice and without derogating from any other remedy to which it may be entitled upon any material breach of this Agreement by the other party (including the breach of any representation or warranty made by the other party) which, if curable, is not cured within 14 days from the date on which written notice of such breach has been served to it.

3.3 Further and notwithstanding the aforesaid, the Company shall be entitled to terminate this Agreement without advance notice and without derogating from any other remedy to which it may be entitled upon the occurrence of any breach of trust by Consultant, including but not limited to theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of or relating to Company, or the engaging by him in any prohibited business competitive to the business of Company and its affiliates.

4. Confidentiality; Non-Solicitation

By executing this Agreement, Consultant confirms and agrees to the provisions of Company's Proprietary Information, Confidentiality and Non-Solicitation Agreement attached in Exhibit A hereto.

5. Independent Contractor.

5.1 Consultant agrees and acknowledges that it is performing the Services hereunder as an independent contractor and that no employer-employee relationship exist or will exist between Consultant and Company.

5.2 Consultant hereby fully and irrevocably represent, warrant and undertake as follows:

(a) Consultant was offered by Company the option to be employed by Company in consideration of a salary equal to 60% (sixty percent) of the Fee due to Consultant under this Agreement, with the related social benefits, but Consultant declined and demanded from Company that no employer-employee relations be established between himself and Company, at his own initiative and free will and based on Consultant's considerations.

(b) The Fee is the sole and exclusive consideration which Company shall be required to pay for all services rendered to it.

(c) Consultant is estopped from making any claim regarding the existence of employer-employee relations between Consultant and Company.

(d) If, despite the parties' express representations and agreements hereunder, it shall, at any time, be determined by a court of competent jurisdiction or by any other governmental authority, that employer-employee relations exist between Company and Consultant, and as a result of such decision Consultant shall become entitled to and rights and/or payments resulting from the existence of such relations, and/or Company shall be required to bear any additional expenses or costs (specifically including any taxes or obligatory payments to the tax authorities, the National Insurance authorities, etc.), the parties agree and undertake that the "salary" to which Consultant is entitled for his services as employee of Company hereunder shall be equal to 60% (sixty percent) of the Fee, and Consultant undertakes in such event to immediately repay and return to Company any amounts received hereunder in access of said 60% (sixty percent) throughout the entire term of the Agreement. Consultant further undertakes to indemnify Company for any loss, payment, expense or damage caused to Company as a result of such decision. Company shall be entitled to set off any payment or grant of securities to which Consultant may become entitled under such decision from any payment or grant of securities due to Consultant under this Agreement (including the forfeiture, repurchase for par value, conversion into deferred stock and the like actions).

6. Notice Addresses

The addresses of the parties for purposes of this Agreement shall be the addresses set forth above or any other address, which shall be due noticed. All notices in connection with this Agreement shall be sent by registered mail or delivered by hand to the addresses set forth above and shall be deemed to have been delivered to the other party at the earlier of the following: two days, if sent by registered mail; or three business days from the date of mailing, if delivered by hand - upon actual delivery or proof of delivery (in the event of a refusal to accept it) at the address of the addressee. Delivery by facsimile shall be sufficient and be deemed to have occurred upon electronic confirmation or receipt.

7. Miscellaneous

7.1 The preamble to this Agreement constitutes an integral part hereof. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

7.2 Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other arrangement, understanding or agreement, verbal or otherwise, shall be binding upon the parties hereto. This Agreement may not be amended or modified except by the written consent of the parties hereto.

7.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without regard to conflict of laws principles, and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the competent court in Tel-Aviv.

7.4 This Agreement is personal and non-assignable by Consultant. It shall inure to the benefit of any corporation or other entity with which Company shall merge or consolidate or to which Company shall lease or sell all or substantially all of its assets, and may be assigned by Company to any affiliate of Company or to any corporation or entity which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

7.5 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

7.6 Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

In witness whereof, this Services Agreement has been executed by the parties hereto as of the day and year first above written.

/s/ signed GammaCan Ltd. By: _____________________ Name: ___________________	/s/ Yehuda Shoenfeld Yehuda Shoenfeld

Exhibit A

Form of Confidentiality and Intellectual Property Agreement

Confidentiality and Intellectual Property Agreement

I, the undersigned Yehuda Shoenfeld, in consideration and as a condition of my business engagement with Gammacan Ltd., ("GAMMACAN") and with other entities which GAMMACAN owns, controls or is affiliated with or which are successors to any of GAMMACAN's business, and the sum of $10.00 now paid to me by GAMMACAN and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by me, I hereby agree that my business engagement with GAMMACAN is and always has been subject to the following terms:

1. DEFINITIONS

1.1 In this Agreement, the following words and phrases have the following meanings unless the context otherwise requires:

(a) "Business Opportunities" means potential business ventures of all kinds, including acquisitions, sales, business arrangements and other transactions and opportunities for new markets, products and services which have been disclosed to, investigated, studied or considered by GAMMACAN or by others on behalf of GAMMACAN;

(b) "Confidential Information" is information known or used by GAMMACAN in connection with its business:

(i) that derives economic value, actual or potential, from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(ii) is the subject of efforts that are reasonable under the circumstances to maintain its confidential nature;

and includes any trade secret, formula, design, concept, idea, prototype, compilation of information, data, program, method, technique, process, information relating to any service and/or product of GAMMACAN, Customer Information, Financial Information, Marketing Information, Works, Business Opportunities, Research and Development or confidential information of any third party that is provided to GAMMACAN, but does not include any of the foregoing which was known to me before employment by GAMMACAN or which is or becomes a matter of Public Knowledge other than as a result of my breach of this Agreement;

(c) "Customer Information" means information about GAMMACAN's customers, customer base and markets, including customer names and addresses, the names of employees of customers with whom GAMMACAN is in contact in its business, confidential information of GAMMACAN's customers, customer requirements and GAMMACAN's contracts with its customers, including details about pricing and supply;

(d) "Financial Information" means information about GAMMACAN's financial state including expenses, sales, income, profit, pricing, salaries and wages, and projections for the aforesaid information;

(e) "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word and the word "include" and its derivatives will be construed accordingly;

(f) "Intellectual Property Rights" means any and all legal protection recognized by the law (whether by statute, common law or otherwise) in respect of the Works, including trade secret and confidential information protection, patents, copyright and copyright registration, industrial design registration and trade-marks and trade-mark registrations and other registrations or grants of rights analogous thereto;

(g) "Marketing Information" means information including GAMMACAN's marketing programs, plans, strategies and proposed future products, services, advertising and promotion;

(h) "Public Knowledge" means information that is generally known in the business in which GAMMACAN is engaged or is otherwise accessible through lawful, non-confidential sources;

(i) "Research and Development" means information about any research, development, investigation, study, analysis, experiment or test carried out or proposed to be carried out by GAMMACAN; and

(j) "Works" include inventions, discoveries, designs, ideas, works, creations, developments, algorithms, drawings, compilations of information and databases, analyses, experiments, data, reports, know-how, formulas, methods, processes, techniques, software and documentation therefor, flowcharts, specifications and source code listings; and includes any modifications or improvements thereto, whether patentable or not, which are conceived, developed, created, generated or reduced to practice by me (whether by myself or with others), in accordance with my business engagement with GAMMACAN or which result from tasks assigned to me by GAMMACAN or which result from the use of the premises and property (including equipment, supplies or Confidential Information) owned, leased or licensed by GAMMACAN and which are directly connected with autoimmunity and cancer, including but not limited to the Human IVIG for cancer treatments.

2. DISCLOSURE OF CONFIDENTIAL INFORMATION

2.1 At all times during and subsequent to the termination of my business engagement with GAMMACAN, I will receive and keep in strictest confidence and trust the Confidential Information.

2.2 I will take all necessary precautions against unauthorized disclosure of the Confidential Information and I will not directly or indirectly disclose, allow access to, transmit or transfer the Confidential Information to any third party and I will not copy or reproduce the Confidential Information or store the Confidential Information on any form of media, except as may be reasonably required for me to perform my duties to GAMMACAN.

3. RESTRICTED USE OF CONFIDENTIAL INFORMATION

3.1 At all times during and subsequent to the termination of my business engagement with GAMMACAN, I will not use the Confidential Information in any manner except as reasonably required for me to perform my duties to GAMMACAN.

3.2 Without limiting the generality of Section 3.1, at all times during and subsequent to the termination of my business engagement with GAMMACAN, I will not use or take advantage of the Confidential Information for the purpose of creating, maintaining or marketing or aiding in the creation, maintenance or marketing of any product or service which is competitive with any product or service developed, owned, licensed, sold or marketed by GAMMACAN.

3.3 Upon the request of GAMMACAN, and in any event upon the termination of my business engagement with GAMMACAN, I will immediately return to GAMMACAN all materials, including all copies in whatever form, containing the Confidential Information which are in my possession or under my control or which are in the possession or under the control of any persons for whom I am legally responsible.

3.4 Upon the termination of my business engagement with GAMMACAN, I will execute and deliver to GAMMACAN a Termination Certificate in the form attached hereto as Schedule "A".

4. OWNERSHIP OF CONFIDENTIAL INFORMATION AND WORKS

4.1 I will not acquire any right, title or interest in or to the Confidential Information, all of such right, title and interest being owned by GAMMACAN.

4.2 I will promptly and fully disclose to GAMMACAN all Works and if and so often as required by GAMMACAN, I will disclose in writing to GAMMACAN, the details of all Works that I am involved with or that I am responsible for.

4.3 I hereby assign and transfer to GAMMACAN, and agree that GAMMACAN will be the sole and exclusive owner of, all of my right, title and interest in and to all Works throughout the world, including all Intellectual Property Rights therein.

4.4 I will cooperate fully at all times during and subsequent to my business engagement with GAMMACAN with respect to execution of all further documents and the carrying out of all such acts and things as are reasonably requested by GAMMACAN to confirm the transfer of ownership of all rights, including all Intellectual Property Rights, effective at or after the time the Works are created, and to apply for and obtain Intellectual Property Rights registrations covering the Works.

4.5 GAMMACAN is solely and exclusively entitled to make applications for registration of all Intellectual Property Rights in relation to the Works, in GAMMACAN's sole discretion, in any jurisdictions that GAMMACAN deems necessary.

4.6 GAMMACAN, its assignees and licensees, are not required to designate me as the author of any Works.

4.7 I hereby waive in whole all moral rights which I may have in the Works, including the right to the integrity of the Works, the right to be associated with the Works, the right to restrain or claim damages for any distortion, mutilation or other modification of the Works and the right to restrain use or reproduction of the Works in any context and in connection with any product, service, cause or institution.

4.8 Listed on Schedule "B" to this Agreement are those works and inventions created by me, alone or jointly with others, prior to my business engagement by GAMMACAN, which are exempt from the operation of this Agreement. If nothing is listed on Schedule "B", I represent that I have made no such works or inventions as of the date of this Agreement.

4.9 My obligations in this Article 4 will continue beyond the termination of my business engagement with GAMMACAN with respect to Works created during my business engagement with GAMMACAN.

5. NON-SOLICITATION OF GAMMACAN CLIENTS

5.1 While I am in a business engagement with GAMMACAN and for the period of 12 months immediately following the termination of my business engagement with GAMMACAN, I will not, directly or indirectly, contact or solicit any clients of GAMMACAN for the purpose of selling or supplying to such clients, any services which are competitive with the services developed, marketed, or sold by GAMMACAN at the time of the termination of my business engagement with GAMMACAN, nor will I accept any work from or do any work for any such clients during such period, whether on my own behalf or on behalf of any other party.

5.2 For the purpose of this Agreement, clients of GAMMACAN means any business or other organization that:

(a) was a client of GAMMACAN at the time of the termination of my business engagement with GAMMACAN or at any time within the year prior to the termination of my business engagement with GAMMACAN; or

(b) became a client of GAMMACAN within six months after the termination of my business engagement with GAMMACAN if I was involved with the marketing effort in respect of such client prior to the termination of my employment with GAMMACAN; or

(c) I was involved with the marketing effort for while in a business engagement with GAMMACAN during the year preceding the termination of my business engagement with GAMMACAN, whether or not such business or organization ever became a client of GAMMACAN.

6. NON-SOLICITATION OF GAMMACAN EMPLOYEES AND CONSULTANTS

6.1 While I am in a business engagement with GAMMACAN and for the period of 12 months immediately following the termination of my business engagement with GAMMACAN, I will not directly or indirectly hire (as an employee or as an independent contractor) any employees of or consultants to GAMMACAN, nor will I solicit or induce or attempt to induce any persons who were employees of or consultants to GAMMACAN at the time of such termination or who were employees of or consultants to GAMMACAN during the period of 90 days immediately preceding such termination, to terminate their employment or consulting agreement with GAMMACAN.

7. REASONABLENESS OF OBLIGATIONS

7.1 I confirm that the obligations in Articles 5 and 6 herein are fair and reasonable given that, among other reasons:

(a) the sustained contact I will have with the clients of GAMMACAN will expose me to Confidential Information regarding the particular requirements of these clients and GAMMACAN's unique methods of satisfying the needs of these clients, all of which I agree not to act upon to the detriment of GAMMACAN; and

(b) I may be performing important development work on the products or services developed, marketed and/or sold by GAMMACAN,

and I agree that the obligations in Articles 5 and 6, together with my other obligations under this Agreement are reasonably necessary for the protection of GAMMACAN's proprietary interests.

7.2 I confirm that the scope of the obligations in Articles 5 and 6 are reasonable, given the nature of the market for the products and services of GAMMACAN.

7.3 I agree that the obligations in Articles 5 and 6 are in addition to the non-disclosure and other obligations provided elsewhere in this Agreement.

7.4 I acknowledge that the fulfilment or enforcement of my obligations contained in this Agreement will not preclude me from becoming gainfully employed in the life sciences industry following termination of my business engagement with GAMMACAN, given my general knowledge and experience in such industry.

7.5 I acknowledge and agree that damages may not be an adequate remedy to compensate GAMMACAN for any breach of my obligations contained in this Agreement and, accordingly, I agree that in addition to any and all other remedies available to GAMMACAN, GAMMACAN will be entitled to obtain relief by way of temporary or permanent injunction to enforce the obligations contained in this Agreement.

8. PRIOR AGREEMENTS

8.1 I acknowledge and represent to GAMMACAN that the performance of my duties under our business engagement will not breach any agreement or other obligation to keep confidential any proprietary information or trade secrets of any prior employer of mine or any other party.

8.2 I acknowledge and represent that I am not bound by any agreement or obligation with any third party or prior employer which conflicts with any of my obligations under this Agreement.

8.3 I represent and agree that I will not bring to GAMMACAN and will not use in the performance of my work with GAMMACAN any trade secrets, confidential information and other proprietary information of any prior employer of mine or any other party.

8.4 I represent and agree that in my work creating and contributing to Works I will not knowingly infringe the Intellectual Property Rights of any third party.

9. GENERAL

9.1 This Agreement will be governed by and interpreted in accordance with the law of Israel. I hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of Israel in the event of any dispute or other proceeding under this Agreement.

9.2 If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.

9.3 In this Agreement any reference to a termination of my business engagement will include termination for any reason whatsoever and with or without cause and any reference to my business engagement with GAMMACAN includes my employment as an employee and/or the provision of my services as an independent contractor.

9.4 This Agreement is personal to me and may not be assigned by me to any other person.

9.5 The rights and obligations under this Agreement will survive the termination of my business engagement with GAMMACAN and will be binding upon my heirs, executors and administrators and will enure to the benefit of the successors and assigns of GAMMACAN.

9.6 No failure or delay on the part of GAMMACAN in exercising any right, power or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other further exercise thereof or the exercise of any further right, power or remedy.

9.7 I have read this Agreement, having been given sufficient time to do so thoroughly, and understand it and agree to its terms and my obligations under this Agreement.

9.8 I have been given the opportunity by GAMMACAN to obtain independent legal advice concerning the interpretation and effect of this Agreement.

9.9 I acknowledge having received a fully executed copy of this Agreement.

EXECUTED and delivered this __ day of __________________, _______ at _______________ , Israel.

SIGNED, SEALED AND DELIVERED by Prof. Yehuda Shoenfeld in the presence of:

______________________________________
Signature

______________________________________
Print Name

______________________________________
Address

______________________________________

______________________________________
Occupation

) ) ) ) ) ) _______________________________ ) Print Name: ) ) ) ) ) )

GAMMACAN LTD.

Per: ____________________________________

Authorized Signatory

SCHEDULE "A"

TERMINATION CERTIFICATE

TO: GAMMACAN LTD. ("GAMMACAN")

This is to certify that I do not have in my possession nor have I failed to return to you, any documents, data, customer lists, customer records, sales records or other documents or materials, equipment or other property belonging to GAMMACAN, nor any other information defined as "Confidential Information" in my Confidentiality and Intellectual Property Agreement with GAMMACAN dated _____________________ , _____. I further confirm that I am and will be bound by my covenants, obligations and agreements as set out in the Confidentiality and Intellectual Property Agreement including, without limitation, those covenants, obligations and agreements concerned with Confidential Information, non-solicitation of clients and non-solicitation of employees and consultants of GAMMACAN.

DATED this ______ day of ___________________, _______ at ______________________, Israel.

SIGNED, SEALED AND DELIVERED by _______________________________________ in the presence of:

______________________________________
Signature

______________________________________
Print Name

______________________________________
Address

______________________________________

______________________________________
Occupation

) ) ) ) ) ) ) _______________________________ ) ) ) ) ) ) )

SCHEDULE "B"

TO: GAMMACAN LTD. ("GAMMACAN")

The following is a complete list of all works and inventions relative to the subject matter of my business engagement with GAMMACAN that I created prior to my business engagement with GAMMACAN:

[ ] No works and inventions

[ ] See below:

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

[ ] Additional sheets attached

DATED this ______ day of _________________, _______ at _______________________, Israel.

SIGNED, SEALED AND DELIVERED by _______________________________________ in the presence of:

______________________________________
Signature

______________________________________
Print Name

______________________________________
Address

______________________________________

______________________________________
Occupation

) ) ) ) ) ) ) ) _____________________________ ) ) ) ) ) )